Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-156725, 333-191405, 333-206682, 333-206683, and 333-212947) on Form S-8 and Registration Statement (No. 333-218891) on Form S-3 of Summer Infant, Inc. of our report dated March 16, 2021, relating to the consolidated financial statements of Summer Infant, Inc. and its subsidiaries, appearing in this Annual Report on Form 10-K of Summer Infant, Inc. for the year ended January 2, 2021.

/s/ RSM US LLP

Boston, MA

March 16, 2021